                                                                     EXHIBIT 4.3


                         REGISTRATION RIGHTS AGREEMENT
                                    between
                               GENSIA SICOR INC.
                                      and
                       HEALTH CARE CAPITAL PARTNERS L.P.
                           Dated as of May 19, 1997

          REGISTRATION RIGHTS AGREEMENT, dated as of May 19, 1997, between Gensia Sicor Inc., a Delaware corporation (the "Company"), Health Care Capital Partners, L.P. ("HCCP") and Health Care Executive Partners, L.P. ("HCEP").

     1.   Background.  Pursuant to a Securities Purchase Agreement, dated as of
          ----------
May 1, 1997 (the "Purchase Agreement"), between the Company and HCCP, HCCP and, through a subsequent permitted assignment, HCEP, have purchased from the Company $20,000,000 principal amount of the Company's 2.675% Subordinated Convertible Notes due May 1, 2004 (the "Notes") and warrants (the "Warrants") to purchase shares of the Company's Common Stock, par value $.01 per share ("Common Stock"). Subject to the terms and conditions set forth in the Purchase Agreement and certain related documents, the Notes are convertible into shares of Series A Convertible Preferred Stock, par value $.01 per share, of the Company ("Preferred Stock") and the Notes and the Preferred Stock are convertible into, and the Warrants are exercisable for, shares of Common Stock. The shares of Common Stock are referred to herein as the "Registrable Securities." The Notes, Preferred Stock and Warranties are referred to herein as the "Convertible Securities."

     2.   Registration Under Securities Act, etc.
          --------------------------------------

          2.1. Registration on Request.
               -----------------------

          (a)  Request. Subject to Section 2.7 hereof, at any time and from time
               -------
to time after August 28, 1998, upon the written request of holders (the "Initiating Holders") of Registrable Securities representing not less than 25% of the number of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants (excluding Contingent Warrants not then exercisable or which have expired) that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities, provided that in no event shall the Company be obligated to register shares of Common Stock pursuant to such request having a Current Market Value on the date of such request less than $5 million, the Company will promptly, and in any event within ten days, give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company will use its best efforts to effect the registration under the Securities Act of

          (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders, and

          (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof (such holders together with the Initiating Holders are hereinafter referred to as the "Selling Holders") by written request given to the Company within ten days after the giving of such written notice by the Company, all to the extent requisite to permit the disposition of the Registrable Securities so to be registered.

          (b) Registration of Other Securities.  Whenever the Company shall
              --------------------------------
effect a registration pursuant to this Section 2.1 in connection with an underwritten offering by one or more Selling Holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless the Selling Holders of not less than a majority of all Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities.

          (c) Registration Statement Form.  Registrations under this Section 2.1
              ---------------------------
shall be on such appropriate registration form of the Commission as shall be selected by the Company.

          (d) Effective Registration Statement.  A registration requested
              --------------------------------
pursuant to this Section 2.1 shall not be deemed to have been effected
(i) unless a registration statement with respect thereto has been declared effective by the Commission, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason other than an act or omission of the Selling Holders and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Selling Holders.

          (e) Selection of Underwriters.  The underwriter or underwriters of
              -------------------------
each underwritten offering of the Registrable Securities so to be registered shall be selected by the Company; provided, however, that such underwriter shall be reasonably satisfactory to the Selling Holders who hold more than 50% of the Registrable Securities so to be registered.

          (f) Priority in Requested Registration.  If the managing underwriter
              ----------------------------------
of any underwritten offering shall advise the Company in writing (with a copy to each Selling Holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range reasonably related to the then current market value of the securities, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration, pro rata among the Selling Holders requesting such registration on the basis of the percentage of the Registrable Securities then held by, or issuable upon exercise or conversion of Convertible Securities then held by, such Selling Holders. In connection with any such registration to which this Section 2.1(f) is applicable, no securities other than Registrable Securities shall be covered by such registration unless the written consent of Selling Holders holding at least a majority of the Registrable Securities included in such registration shall have been obtained.

          (g) Limitations on Registration on Request.  Notwithstanding anything
              --------------------------------------
in this Section 2.1 to the contrary, in no event will the Company be required to effect, in the aggregate pursuant to this Section 2.1, without regard to the holder of Registrable Securities making such request, (1) more than three registrations during the term of this Agreement or (2) more than two registrations in any twelve month period.

          2.2. Incidental Registration.
               -----------------------

          (a)  Right to Include Registrable Securities.  If the Company proposes
               ---------------------------------------
to register any of its securities under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on such Forms or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation and registrations effected pursuant to Section 6.1 of the Shareholder's Agreement dated as of November 12, 1996, as amended, between the Company and Rakepoll Finance unless the written consent of Holders (as defined in such Shareholder's Agreement) holding at least a majority of the Registrable Securities (as defined in such Shareholder's Agreement) included in such registration shall have been obtained to the inclusion of the Registrable Securities in such registration), whether or not for sale for its own account, it will, subject to Section 2.9 hereof, each such time give prompt written notice to all registered holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.2. Upon the written request of any such holder (a "Requesting Holder") made as promptly as practicable and in any event within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Requesting Holder), the Company will, subject to Section 2.9 hereof, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Requesting Holders thereof; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under

Section 2.1 and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1. The Company will pay all Registration Expenses in connection with registration of Registrable Securities requested pursuant to this Section 2.2.

          (b) Priority in Incidental Registrations.  If the managing underwriter
              ------------------------------------
of any underwritten offering shall inform the Company by letter of its belief that the number or type of Registrable Securities requested to be included in such registration would materially adversely affect such offering, then the Company will include in such registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering, (i) first, all securities proposed by the Company to be sold for its
              -----
own account or which the Company is required to register on behalf of any third party exercising rights similar to those granted in section 2.1(a), (ii) second,
                                                                         ------
such Registrable Securities and all other securities of the Company requested to be included in such registration by third parties exercising rights similar to those granted in Section 2.2(a) pro rata among such holders on the basis of the estimated gross proceeds of the securities of such holders requested to be so included, and (iii) third, any other securities of the Company requested to be
                    -----
included in such registration.

          2.3. Registration on Form S-3.  If at any time after August 28, 1998,
               ------------------------
(a) any holder of Registrable Securities requests in writing that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the Registrable Securities held by such requesting holder and (b) the Company is a registrant entitled to use Form S-3 or any successor thereto, then, subject to Section 2.9 hereof, the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such request, including, without limitation, pursuant to Rule 415 under the Securities Act, the Registrable Securities specified in such request. Whenever the Company is required by this Section 2.3 to use its best efforts to effect the registration of Registrable Securities, each of the limitations, procedures and requirements of Section 2.1(b), (e) and (f) (including but not limited to the requirement that the Company notify all holders from whom a request has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration. Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3: (i) if the holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $5,000,000; (ii) if the Company has, within the twelve-month period preceding the date of such request, already effected two registrations on Form S-3 on behalf of the holders; or (iii) in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration qualification or compliance.

          2.4. Registration Procedures.  (a) If and whenever the Company is
               -----------------------
required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1, 2.2 and 2.3, the Company will as expeditiously as possible:

               (i) prepare and (as soon as practicable, and in any event within 45 days after (a) receipt by the Company of a request under Section
     2.1 or 2.3 or (b) the end of the period within which requests for registration may be given to the Company under Section 2.2) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any
                       --------  -------
     registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Securities, provided, that such
                                                        --------  ----
     period need not exceed (a) 180 days in the case of registration required by
     Section 2.1 or 2.2 or (b) two years in the case of registration required by
     Section 2.3;

               (iii) furnish to each seller of Registrable Securities covered by such registration statement and the managing underwriter, if any, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

               (iv) use its best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request,
     (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers; provided, however, that the Company
                                            --------  -------
     shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

               (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers thereof to consummate the disposition of such Registrable Securities;

               (vi) furnish to each seller of Registrable Securities a signed counterpart of

                      (x) an opinion of counsel for the Company, and

                      (y) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountant's comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountant's comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the accountant's comfort letter, such other financial matters, and in the case of the legal opinion, such other legal matters, as the sellers of more than 50% of the Registrable Securities covered by such registration statement, or the underwriters, may reasonably request;

               (vii) notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, in the judgment of the Company, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, in the judgment of the Company, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

               (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

               (ix) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration; and

               (x) use its best efforts to list all Registrable Securities covered by such registration statement on any national securities exchange on which Registrable Securities of the same class and, if applicable, series, covered by such registration statement are then listed.

          (b) The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

          (c) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vii) of this
Section 2.4, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this
Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice; provided, however, that any period during which a holder must discontinue disposition of Registrable Securities shall not be included in determining whether such registration has been effective for the period required by Section 2.4(a)(ii).

          2.5. Underwritten Offerings.
               ----------------------

          (a)  Requested Underwritten Offerings.  If requested by the
               --------------------------------
underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 2.1 or 2.3, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.8. The holders of the Registrable Securities proposed to be distributed by such underwriters will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities, such holder's intended method of distribution and any other representations required by law.

          (b)  Incidental Underwritten Offerings.  If the Company proposes to
               ---------------------------------
register any of its securities under the Securities Act as contemplated by
Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, subject to Section 2.9 hereof, if requested by any Requesting Holder of Registrable Securities arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Requesting Holder among the securities of the Company to be distributed by such underwriters. Any such Requesting Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Requesting Holder, such Requesting Holder's Registrable Securities and such Requesting Holder's intended method of distribution or any other representations required by law.

          (c)  Holdback Agreements. If any registration of Registrable
               -------------------
Securities shall be in connection with an underwritten public offering, each holder of Registrable Securities agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) for such customary period of time (not exceeding 120 days) as may be reasonably requested by the underwriter of such offering beginning on the effective date of such registration statement (except as part of such registration) provided that each holder of Registrable Securities has received written notice of such registration at least 15 days prior to such effective date.

          If any registration of Registrable Securities shall be in connection with an underwritten public offering, the Company agrees (i) not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any subsidiary of the Company of the capital stock or substantially all the assets of any other person or in connection with an employee stock option or other benefit plan) during the 15 days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration) and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period referred to in the foregoing clause (i), including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).

          2.6. Preparation; Reasonable Investigation.  In connection with the
               -------------------------------------
preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and, to the extent practicable, each amendment thereof or supplement thereto, and give each of them such access to its books and records (to the extent customarily given to underwriters of the Company's securities) and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          2.7. Company Right to Postpone Registration.  The Company shall be
               --------------------------------------
entitled to postpone for a reasonable period of time (but not exceeding 90 days and no more than once in any twelve month period) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Agreement if the

Company determines, in its reasonable judgment, that such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Affiliates or would require premature disclosure thereof and promptly gives the holders of Registrable Securities requesting registration thereof pursuant to
Section 2.1 or 2.3 written notice of such delay. If the Company shall so postpone the filing of a registration statement, such holders of Registrable Securities requesting registration thereof pursuant to Section 2.1 or 2.3 shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Securities are entitled pursuant to Section 2.1 or 2.3 hereof.

          2.8. Indemnification.
               ---------------

          (a)  Indemnification by the Company.  In the event of any registration
               ------------------------------
of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 2.1, 2.2 or 2.3, each seller of any Registrable Securities covered by such registration statement, its directors, officers, partners, agents and affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, insofar as losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such seller and each such director, officer, partner, agent or affiliate, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided,
                                                                    --------
that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument executed by or on behalf of such seller or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and provided, further, that the Company shall
                                    --------  -------
not be liable to any

Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus so long as such final prospectus, and any amendments or supplements thereto, have been furnished to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, partner, agent or affiliate or controlling Person and shall survive the transfer of such securities by such seller.

          (b) Indemnification by the Sellers.  As a condition to including any
              ------------------------------
Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from each holder joining in such registration, severally and not jointly, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this
Section 2.8) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that
                                                         --------  -------
the liability of such indemnifying party under this Section 2.8(b) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

          (c) Notices of Claims, etc.  Promptly after receipt by an indemnified
              -----------------------
party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to
             --------  -------
give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.8, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties is reasonably likely to exist in respect of such claim, the indemnifying party shall be entitled to participate in and, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof and the indemnified party notifies the indemnifying party of such indemnified party's judgment and the basis therefor. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          (d)  Contribution.  If the indemnification provided for in this
               ------------
Section 2.8 shall for any reason be held by a court to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claims, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this subparagraph (d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

          (e) Other Indemnification.  Indemnification and contribution similar
              ---------------------
to that specified in the preceding subdivisions of this Section 2.8 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

          (f) Indemnification Payments.  The indemnification and contribution
              ------------------------
required by this Section 2.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          2.9. Limitations on Registrations of Registrable Securities.  The
               ------------------------------------------------------
Company shall not be required to effect any registration of Registrable Securities pursuant to Section 2.1, 2.2 or 2.3 hereof if it shall deliver to the holder or holders requesting such registration an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to such holder or holders) to the effect that all Registrable Securities held by such holder may be sold in the public market without registration under the Securities Act and any applicable state Securities laws.

          2.10 Expenses.  The Company will pay the Registration Expenses in
               --------
connection with any registration requested pursuant to Section 2.1, 2.2 or 2.3.

     3.   Definitions.  As used herein, unless the context otherwise requires,
          ------------
the following terms have the following respective meanings:

          "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such similar Federal statute.

          "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

          "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration, filing and NASD fees, all listing fees, all fees and expenses of complying with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of one counsel to the Selling Holders (selected by Selling Holders representing at least 50% of the Registrable Securities covered by such registration); provided, however, that Registration Expenses shall
                       --------  -------
exclude, and the sellers of the Registrable Securities being registered shall pay, underwriters' fees and underwriting discounts and commissions, expenses incurred in connection with promotional efforts or "roadshows" and transfer taxes in respect of the Registrable Securities being registered.

          "Registrable Securities" has the meaning set forth in Section 1 hereof. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold as permitted by, and in compliance with, Rule 144 (or successor provision) promulgated under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, or (d) they shall have ceased to be outstanding.

          "Securities Act" means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar federal statute.

          "Selling Holders" has the meaning set forth in Section 2.1(a)(ii).

     4.   Rule 144.  The Company shall take all actions reasonably necessary to
          --------
enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, using its best efforts to file on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     5.   Amendments and Waivers.  This Agreement may be amended with the
          ----------------------
consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the beneficial owner or owners of at least 66-2/3% of the Registrable Securities. Each beneficial owner of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

     6.   Nominees for Beneficial Owners.  In the event that any Registrable
          ------------------------------
Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     7.   Notices.  All communications provided for hereunder shall be sent by
          -------
courier or other overnight delivery service, shall be effective upon receipt, and shall be addressed as follows:

          (a) if to HCCP or HCEP, addressed to it in the manner set forth in the Purchase Agreement, or at such other address as HCCP shall have furnished to the Company in writing;

          (b) if to any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company; or

          (c) if to the Company, addressed to it in the manner set forth in the Purchase Agreement, or at such other address as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.

     8.   Assignment; Calculation of Percentage Interests in
          --------------------------------------------------
Registrable Securities.
----------------------

          (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respective successors and assigns and, with respect to HCCP and HCEP, any beneficial owner of any Registrable Securities, subject to the provisions respecting the minimum numbers of percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein. HCCP and HCEP (and not any other holder of Registrable Securities or any other Person) shall be permitted, in connection with a transfer or disposition of Registrable Securities permitted by the Purchase Agreement, to impose conditions or constraints on the ability of the transferee, as a holder of Registrable Securities, to request a registration pursuant to Section 2.1 or 2.3 and shall provide the Company with copies of such conditions or constraints and the identity of such transferees.

          (b) For purposes of this Agreement, all references to a percentage of the Registrable Securities shall be calculated based upon the number of Registrable Securities outstanding at the time such calculation is made, assuming the conversion of all Notes and shares of Preferred Stock into, and the exercise of all Warrants for, shares of Common Stock.

     9.   Descriptive Headings.  The descriptive headings of the several
          --------------------
sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     10.  Governing Law.  This Agreement shall be construed and enforced in
          -------------
accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

     11.  No Inconsistent Agreements.  The Company will not hereafter enter into
          --------------------------
any agreement with respect to its securities which (a) is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or (b) grants registration rights to any security holder unless at the time holders of the Registrable Securities have or are granted without further consideration no less favorable registration rights. Except as disclosed on Schedule 11 hereto, the Company has not previously entered into any agreement with respect to any of its equity securities granting any registration rights to any person.

     12.  Recapitalizations, etc.  In the event that any capital stock or other
          -----------------------
securities are issued in respect of, in exchange for, or in substitution of, any Registrable Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of Registrable Securities or any other change in the Company's capital structure, appropriate adjustments shall be made in this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

     13.  Attorneys' Fees.  In any action or proceeding brought to enforce any
          ---------------
provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party to such action or proceeding shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     14.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                              GENSIA SICOR INC.

                              By:/s/ John Saywood
                                 __________________________________
                                 Name: John Saywood
                                 Title: Vice President, Finance,
                                        Chief Financial Officer
                                        and Treasurer

                              HEALTH CARE CAPITAL PARTNERS, L.P.

                              By:  FERRER FREEMAN THOMPSON & CO. LLC,
                                   its General Partner

                              By:/s/ Robert T. Thompson
                                 __________________________________
                                 Name: Robert T. Thompson
                                 Title: Member

                              HEALTH CARE EXECUTIVE PARTNERS, L.P.

                              By:  FERRER FREEMAN THOMPSON & CO. LLC,
                                   its General Partner

                              By:/s/ Robert T. Thompson
                                 __________________________________
                                 Name: Robert T. Thompson
                                 Title: Member